                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 1, 2006

                                 SIRICOMM, INC.
             (Exact name of registrant as specified in its Charter)

         Delaware                     0-18399                   62-1386759
(State or other jurisdiction        (Commission               (IRS Employer
    of incorporation)                 File No.)             Identification No.)

        4710 East 32nd Street, Joplin, Missouri                     64804
       (Address of principal executive offices)                   (Zip Code)

                                 (417) 626-9961
              (Registrant's telephone number, including area code)

                                       N/A
         (Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.24d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.23e-4(c))

Item 8.01 Other Events

         On August 1, 2006, SiriCOMM, Inc. issued a press release announcing that it has been named the preferred Wi-Fi network service provider for InCab
University. InCab University is the first and only online, college accredited, curriculum designed specifically for truck drivers. The coursework is offered through a unique partnership with Chattanooga State and allows drivers to set their own educational pace through year-round open enrollment. A copy of the press release issued by SiriCOMM concerning the foregoing is furnished herewith as Exhibit 99.1 and is incorporated by reference.

         The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities
Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as
amended.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                  99.1     Press release dated August 1, 2006 issued by
                           SiriCOMM, Inc. concerning its appointment as network
                           provider for InCab University.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     SIRICOMM, INC.
                                                     (Registrant)

Date: August 3, 2006                                 By: /s/ William W. Graham
                                                        William W. Graham
                                                        Chief Executive Officer

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